                                                                     Exhibit A-1

                            ARTICLES OF INCORPORATION

                                       OF

                   AMERICAN TRANSMISSION SYSTEMS, INCORPORATED
         (AS FILED WITH THE OHIO SECRETARY OF STATE ON OCTOBER 8, 1998)


                  The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, does hereby state the following:

                  FIRST. The name of the corporation shall be "American Transmission Systems, Incorporated."

                  SECOND. The place in Ohio where its principal office is to be located is Akron, Summit County.

                  THIRD. The purpose for which this corporation is formed is to engage in any lawful act or activity for which a corporation may be formed under
Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH. The number of shares of all classes which the corporation is authorized to have outstanding is eight hundred and fifty (850) shares of common stock having no par value.

         IN WITNESS WHEREOF, I have subscribed my name, this ___ day of _________, 1998.

                                     American Transmission Systems, Incorporated


                                     /s/ Mary Hockwalt Bell
                                     ----------------------------
                                     Mary Hockwalt Bell
                                     Incorporator

                     ORIGINAL APPOINTMENT OF STATUTORY AGENT

         The undersigned, the sole incorporator of AMERICAN TRANSMISSION SYSTEMS, INCORPORATED, hereby appoints NANCY C. ASHCOM to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is:
76 SOUTH MAIN STREET, AKRON, OHIO 44308.

                                                /s/ Mary Hockwalt Bell
                                                --------------------------------
                                                Mary Hockwalt Bell



                            ACCEPTANCE OF APPOINTMENT


         The undersigned, NANCY C. ASHCOM, named here in as the statutory agent for AMERICAN TRANSMISSION SYSTEMS, INCORPORATED, hereby acknowledges and accepts the appointment of statutory agent for said corporation.



                                                /s/  Nancy C. Ashcom
                                                --------------------------------
                                                Nancy C. Ashcom